UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2023
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Acumen Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

427 Park St., Charlottesville, Virginia	22902
(Address of Principal Executive Offices)	(Zip Code)
(434) 297-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On November 5, 2023, Acumen Pharmaceuticals, Inc. (the “Company”) entered into a Non-exclusive Collaboration and License Agreement (the “Agreement”) with Halozyme, Inc. (“Halozyme”).
Under the terms of the Agreement, Halozyme granted the Company a non-exclusive license to Halozyme’s ENHANZE® drug delivery technology for the development of a subcutaneous formulation of ACU193 (such combination, the “Product”). Halozyme will also be the Company’s exclusive supplier of clinical and commercial supplies of the API for Halozyme’s PH20 product.
The Company will make a seven figure upfront payment for the license to Halozyme’s technology. Additionally, the Company will make milestone payments tied to achievement of certain development and commercialization milestone events with respect to the Product, as well as milestone payments based on achievement of certain net sales levels of the Product. The Company will also make single-digit royalty payments based on worldwide net sales of the Product.
The Agreement includes customary termination rights, representations and warranties, covenants and indemnification obligations for a transaction of this nature.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company expects to include as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: November 8, 2023	By:	/s/ Matthew Zuga
Matthew Zuga Chief Financial Officer and Chief Business Officer